Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Fourth Quarter of Fiscal Year 2020

–     Year-over-year revenue grows 9%, non-GAAP operating profit up 24%

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, August 5, 2020 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading digital health company, today announced results for its quarter ended June 30, 2020.

Fourth Quarter 2020 Highlights

All comparisons are to the prior year period

•	Revenue increased 9% to $770.3 million; up 10% on a constant currency basis

•	GAAP gross margin of 58.3%; non-GAAP gross margin expanded 60 bps to 59.9%

•	Net operating profit increased 84%; non-GAAP operating profit up 24%

•	GAAP diluted earnings per share of $1.22; non-GAAP diluted earnings per share of $1.33

Full Year 2020 Highlights

All comparisons are to the prior year period

•	Revenue increased 13% to $3.0 billion; up 15% on a constant currency basis

•	GAAP gross margin of 58.1%; non-GAAP gross margin expanded 80 bps to 59.8%

•	Net operating profit increased 40%; non-GAAP operating profit up 24%

•	GAAP diluted earnings per share of $4.27; non-GAAP diluted earnings per share of $4.76

“Our fourth quarter results reflect the strength and resiliency of our business in today’s uncertain environment. We finished fiscal year 2020 with double-digit revenue growth to $3.0 billion and operating profit up 24% on a non-GAAP basis,” said Mick Farrell, ResMed’s CEO. “Throughout our fiscal fourth quarter, we continued to support the COVID-19 pandemic response through increased manufacturing of our ventilators, including bilevels, and ventilation mask systems while also supporting our customers with digital health solutions and other innovative tools to enable remote care for patients. Looking ahead, we are confident in our ability to navigate through the ongoing challenging clinical and economic environment to deliver for all our stakeholders. Sleep labs and physician practices are reopening across many geographies, and we’re seeing accelerated adoption of digital health solutions which supports our long-term strategy. We remain vigilant and thoughtful about the outlook for our business as we continue to serve our customers, and we believe our strong foundation will accelerate our growth over the longer term.”

RMD Fourth Quarter 2020 Earnings Press Release – August 5, 2020	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	June 30, 2020	June 30, 2019	% Change	Constant Currency (A)
Revenue	$770.3	$705.0	9%	10%
Gross margin (B)	58.3%	57.1%	2
Non-GAAP gross margin (B)	59.9%	59.3%	1
Selling, general and administrative expenses	165.4	171.6	(4)	0
Research and development expenses	52.5	51.1	3	4
Income from operations	223.2	121.1	84
Non-GAAP income from operations (B)	243.4	196.2	24
Net income	177.8	68.8	158
Non-GAAP net income (B)	193.3	137.6	40
Diluted earnings per share	$1.22	$0.48	154
Non-GAAP diluted earnings per share (B)	$1.33	$0.95	40

	Twelve Months Ended
	June 30, 2020	June 30, 2019	% Change	Constant Currency (A)
Revenue	$2,957.0	$2,606.6	13%	15%
Gross margin (B)	58.1%	57.3%	1
Non-GAAP gross margin (B)	59.8%	59.0%	1
Selling, general and administrative expenses	676.7	645.0	5	7
Research and development expenses	201.9	180.7	12	14
Income from operations	809.7	579.3	40
Non-GAAP income from operations (B)	890.9	716.3	24
Net income	621.7	404.6	54
Non-GAAP net income (B)	692.8	526.4	32
Diluted earnings per share	$4.27	$2.80	53
Non-GAAP diluted earnings per share (B)	$4.76	$3.64	31

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Fourth Quarter Results

All comparisons are to the prior year period unless otherwise noted

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 4 percent, driven by strong sales across our mask product portfolio and increased demand for our ventilators due to COVID-19, partially offset by a decrease in demand for our sleep devices.

•

Revenue in combined Europe, Asia, and other markets grew by 22 percent on a constant currency basis, primarily driven by sales across our device product portfolio, including increased demand for our ventilators due to COVID-19.

•	Software as a Service revenue increased by 7 percent, due to continued growth in resupply service offerings and stabilizing patient flow in out-of-hospital care settings.

RMD Fourth Quarter 2020 Earnings Press Release – August 5, 2020	Page 3 of 10

•

Gross margin expanded by 120 basis points while non-GAAP gross margin expanded by 60 basis points. These expansions were primarily due to benefits from product mix changes, partially offset by declines in manufacturing and procurement efficiencies driven by higher air freight costs.

•

Selling, general, and administrative expenses decreased by 4 percent or consistent on a constant currency basis. SG&A expenses improved to 21.5 percent of revenue in the quarter, compared with 24.3 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to savings in travel and other cost management as a result of the COVID-19 pandemic.

•	Income from operations increased by 84 percent and non-GAAP income from operations increased by 24 percent.

•

Net income grew by 158 percent and diluted earnings per share grew by 154 percent, largely attributable to the impact of legal settlement expenses in the prior year. Non-GAAP net income grew by 40 percent and non-GAAP diluted earnings per share grew by 40 percent, predominantly attributable to strong ventilator device sales and controlled operating costs.

•	Cash flow from operations for the quarter was $330.3 million, compared to net income in the current quarter of $177.8 million. During the quarter we paid $56.5 million in dividends.

Other Business and Operational Highlights

•

Accelerated the launch of cloud-based remote monitoring software for ventilators and Lumis devices across Europe, via the AirView platform. Through the new release, clinicians and care providers can remotely monitor patients’ respiratory rate and blood oxygen saturation, two key indicators to track changes in a respiratory patient’s condition.

•

Launched ResMed MaskSelector, a digital tool to make remote patient mask selection and sizing easier and more effective, helping patients receive the care they need from home. ResMed MaskSelector creates personalized ResMed mask recommendations based on a patient’s sleep attributes and facial measurements enabling HMEs to support patients when they can’t physically set them due to physical distancing.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.39 per share. The dividend will have a record date of August 20, 2020, payable on September 24, 2020. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be August 19, 2020, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from August 19, 2020, through August 20, 2020, inclusive.

RMD Fourth Quarter 2020 Earnings Press Release – August 5, 2020	Page 4 of 10

Webcast details

ResMed will discuss its fourth quarter fiscal year 2020 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q4 2020 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 833-241-4253 (U.S.) or +1 647-689-4204 (outside U.S.) and entering the passcode 2498310. The telephone replay will be available until August 19, 2020.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Fourth Quarter 2020 Earnings Press Release – August 5, 2020	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net revenue	$770,343	$704,964	$2,957,013	$2,606,572

Cost of sales	308,991	287,114	1,189,624	1,069,987
Amortization of acquired intangibles (1)	11,980	15,418	49,603	42,514

Total cost of sales	$320,971	$302,532	$1,239,227	$1,112,501

Gross profit	$449,372	$402,432	$1,717,786	$1,494,071

Selling, general and administrative	165,385	171,600	676,689	645,010
Research and development	52,520	51,138	201,946	180,651
Amortization of acquired intangibles (1)	8,220	8,019	30,092	32,424
Restructuring expenses (1)	—	9,401	—	9,401
Litigation settlement expenses (1)	—	41,199	(600)	41,199
Acquisition-related expenses (1)	—	—	—	6,123

Total operating expenses	$226,125	$281,357	$908,127	$914,808
Income from operations	223,247	121,075	809,659	579,263

Other income (expenses), net:
Interest income (expense), net	$(8,942)	$(12,264)	$(39,356)	$(33,857)
Loss attributable to equity method investments	(5,976)	(6,463)	(25,058)	(15,833)
Other, net	3,765	(6,587)	(12,157)	(10,726)

Total other income (expenses), net	(11,153)	(25,314)	(76,571)	(60,416)

Income before income taxes	$212,094	$95,761	$733,088	$518,847
Income taxes	34,259	26,964	111,414	114,255

Net income	$177,835	$68,797	$621,674	$404,592

Basic earnings per share	$1.23	$0.48	$4.31	$2.83
Diluted earnings per share	$1.22	$0.48	$4.27	$2.80
Non-GAAP diluted earnings per share (1)	$1.33	$0.95	$4.76	$3.64

Basic shares outstanding	144,792	143,435	144,338	143,111
Diluted shares outstanding	145,866	144,687	145,652	144,484

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Fourth Quarter 2020 Earnings Press Release – August 5, 2020	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	June 30, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$463,156	$147,128
Accounts receivable, net	474,643	528,484
Inventories	416,915	349,641
Prepayments and other current assets	168,745	120,113

Total current assets	$1,523,459	$1,145,366
Non-current assets:
Property, plant and equipment, net	$417,335	$387,460
Operating lease right-of-use assets	118,348	—
Goodwill and other intangibles, net	2,338,492	2,378,399
Deferred income taxes and other non-current assets	189,742	196,457

Total non-current assets	$3,063,917	$2,962,316

Total assets	$4,587,376	$4,107,682

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$135,786	$115,725
Accrued expenses	270,353	266,359
Operating lease liabilities, current	21,263	—
Deferred revenue	98,617	88,667
Income taxes payable	64,755	73,248
Short-term debt	11,987	11,992

Total current liabilities	$602,761	$555,991
Non-current liabilities:
Deferred revenue	$87,307	$81,143
Deferred income taxes	13,011	11,380
Operating lease liabilities, non-current	101,880	—
Other long term liabilities	8,347	2,058
Long-term debt	1,164,133	1,258,861
Long-term income taxes payable	112,910	126,056

Total non-current liabilities	$1,487,588	$1,479,498

Total liabilities	$2,090,349	$2,035,489

STOCKHOLDERS’ EQUITY:
Common stock	$580	$575
Additional paid-in capital	1,570,694	1,511,473
Retained earnings	2,832,991	2,436,410
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(283,982)	(253,009)

Total stockholders’ equity	$2,497,027	$2,072,193

Total liabilities and stockholders’ equity	$4,587,376	$4,107,682

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RMD Fourth Quarter 2020 Earnings Press Release – August 5, 2020	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Twelve Months Ended
	June 30, 2020	June 30, 2019
Cash flows from operating activities:
Net income	$621,674	$404,592
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	154,850	150,795
Amortization of right-of-use-assets	26,523	—
Stock-based compensation costs	57,559	52,073
Loss attributable to equity method investments	25,058	15,833
Impairment of equity investments	14,519	15,007
Gain on previously held equity interest	—	(1,909)
Changes in fair value of business combination contingent consideration	(7)	(286)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	54,383	(18,013)
Inventories, net	(69,881)	(84,188)
Prepaid expenses, net deferred income taxes and other current assets	(58,999)	(47,575)
Accounts payable, accrued expenses and other	(23,424)	(27,278)

Net cash provided by operating activities	$802,255	$459,051
Cash flows from investing activities:
Purchases of property, plant and equipment	(95,330)	(68,710)
Patent registration costs	(10,608)	(8,632)
Business acquisitions, net of cash acquired	(27,910)	(951,383)
Purchases of investments	(31,616)	(46,717)
Proceeds / (Payments) on maturity of foreign currency contracts	(14,397)	(264)

Net cash used in investing activities	$(179,861)	$(1,075,706)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	48,182	36,727
Taxes paid related to net share settlement of equity awards	(46,061)	(28,104)
Purchases of treasury stock	—	(22,844)
Payment of business combination contingent consideration	(302)	(909)
Proceeds from borrowings, net of borrowing costs	1,190,000	1,519,230
Repayment of borrowings	(1,284,012)	(711,745)
Dividends paid	(225,093)	(211,712)

Net cash (used in) / provided by financing activities	$(317,286)	$580,643

Effect of exchange rate changes on cash	$10,920	$(5,561)

Net increase / (decrease) in cash and cash equivalents	316,028	(41,573)
Cash and cash equivalents at beginning of period	147,128	188,701

Cash and cash equivalents at end of period	$463,156	$147,128

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RMD Fourth Quarter 2020 Earnings Press Release – August 5, 2020	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” excludes amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Twelve Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue	$770,343	$704,964	$2,957,013	$2,606,572
Add back: Deferred revenue fair value adjustment (A)	—	1,065	2,102	5,348

Non-GAAP Revenue	$770,343	$706,029	$2,959,115	$2,611,920

GAAP Cost of sales	$320,971	$302,532	$1,239,227	$1,112,501
Less: Amortization of acquired intangibles (A)	(11,980)	(15,418)	(49,603)	(42,514)

Non-GAAP cost of sales	$308,991	$287,114	$1,189,624	$1,069,987

GAAP gross profit	449,372	402,432	1,717,786	1,494,071
GAAP gross margin	58.3%	57.1%	58.1%	57.3%
Non-GAAP gross profit	461,352	418,915	1,769,491	1,541,933
Non-GAAP gross margin	59.9%	59.3%	59.8%	59.0%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Twelve Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP income from operations	$223,247	$121,075	$809,659	$579,263
Amortization of acquired intangibles - cost of sales (A)	11,980	15,418	49,603	42,514
Amortization of acquired intangibles - operating expenses (A)	8,220	8,019	30,092	32,424
Deferred revenue fair value adjustment (A)	—	1,065	2,102	5,348
Restructuring expenses (A)	—	9,401	—	9,401
Litigation settlement expenses (A)	—	41,199	(600)	41,199
Acquisition related expenses (A)	—	—	—	6,123

Non-GAAP income from operations	$243,447	$196,177	$890,856	$716,272

RMD Fourth Quarter 2020 Earnings Press Release – August 5, 2020	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Twelve Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP net income	$177,835	$68,797	$621,674	$404,592
Amortization of acquired intangibles - cost of sales, net of tax (A)	9,167	11,447	37,933	32,477
Amortization of acquired intangibles - operating expenses, net of tax (A)	6,290	5,954	23,012	24,769
Deferred revenue fair value adjustment, net of tax (A)	—	786	1,610	4,067
Restructuring expenses, net of tax (A)	—	7,205	—	7,205
Litigation settlement expenses, net of tax (A)	—	36,248	(528)	36,248
Fair value impairment of investment (A)	—	5,000	9,100	5,000
U.S. tax reform	—	2,149	—	6,654
Acquisition-related expenses (A)	—	—	—	5,362

Non-GAAP net income (A)	$193,292	$137,586	$692,801	$526,374

Diluted shares outstanding	145,866	144,687	145,652	144,484
GAAP diluted earnings per share	$1.22	$0.48	$4.27	$2.80
Non-GAAP diluted earnings per share (A)	$1.33	$0.95	$4.76	$3.64

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, deferred revenue fair value adjustment, restructuring expenses, litigation settlement expenses, fair value impairment of investment, the impact of U.S. tax reform on income tax expense and acquisition-related expenses from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Fourth Quarter 2020 Earnings Press Release – August 5, 2020	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	June 30, 2020 (A)	June 30, 2019 (A)	% Change	Constant Currency (B)
U.S., Canada and Latin America
Devices	$205.9	$202.9	1%
Masks and other	194.7	182.6	7

Total Sleep and Respiratory Care	$400.5	$385.5	4
Software as a Service	91.5	85.2	7

Total	$492.0	$470.7	5

Combined Europe, Asia and other markets
Devices	$205.8	$155.5	32%	35%
Masks and other	72.6	78.8	-8	-6

Total Sleep and Respiratory Care	$278.3	$234.3	19	22

Global revenue
Devices	$411.6	$358.4	15%	16%
Masks and other	267.2	261.4	2	3

Total Sleep and Respiratory Care	$678.9	$619.8	10	11
Software as a Service	91.5	85.2	7	7

Total	$770.3	$705.0	9	10

	Twelve Months Ended
	June 30, 2020 (A)	June 30, 2019 (A)	% Change	Constant Currency (B)
U.S., Canada and Latin America
Devices	$792.8	$743.1	7%
Masks and other	779.6	677.4	15

Total Sleep and Respiratory Care	$1,572.3	$1,420.5	11
Software as a Service	354.6	275.8	29

Total	$1,927.0	$1,696.3	14

Combined Europe, Asia and other markets
Devices	$715.1	$618.5	16%	19%
Masks and other	315.0	291.8	8	11

Total Sleep and Respiratory Care	$1,030.1	$910.3	13	16

Global revenue
Devices	$1,507.8	$1,361.6	11%	12%
Masks and other	1,094.6	969.2	13	14

Total Sleep and Respiratory Care	$2,602.4	$2,330.8	12	13
Software as a Service	354.6	275.8	29	29

Total	$2,957.0	$2,606.6	13	15

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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